UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) — August 19, 2021

Plains All American Pipeline, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-14569	76-0582150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Clay Street, Suite 1600, Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

713-646-4100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units	PAA	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Phantom Unit Grants to Named Executive Officers

On August 19, 2021, the board of directors (the “Board”) of PAA GP Holdings LLC (“GP Holdings”), the general partner of Plains All American Pipeline, L.P. (“PAA”), approved grants of phantom units to certain of those individuals who were identified as Named Executive Officers in PAA’s 2021 proxy statement. These phantom unit grants were consistent with the annual LTIP targets disclosed in the 2021 proxy statement. The annual LTIP target values and resulting LTIP grants approved by the Board are set forth below:

Name and Title(1)	Annual LTIP Award Target Value (as a percentage of base salary)	2021 Annual LTIP Award Value	No. of Phantom Units Granted(2)
Willie Chiang, Chief Executive Officer	500%	$3,000,000	300,600

Al Swanson, Executive Vice President and Chief Financial Officer	300%	$1,200,000	120,200

Richard McGee, Executive Vice President, General Counsel and Secretary	300%	$1,200,000	120,200

Chris Chandler, Executive Vice President and Chief Operating Officer	300%	$1,200,000	120,200

Jeremy Goebel, Executive Vice President and Chief Commercial Officer	300%	$1,200,000	120,200

(1)	Annual LTIP grants were not awarded to Harry Pefanis, President, as he requested to not participate in the 2021 long-term incentive program.
(2)	Based on a volume weighted average price per unit for a 10-day period preceding the date of grant of $9.98.

The phantom units will vest (become payable 1-for-1 in common units of PAA) as follows:

(a)	Tranche 1, consisting of 50% of the number of phantom units granted, will vest on the August 2024 distribution date assuming continued service through such date;

(b)	Tranche 2, consisting of 25% of the number of phantom units granted (assuming 100% payout at target), will potentially vest on the August 2024 distribution date at a scaled payout range of between 0% to 200% based on PAA’s total shareholder return (TSR) over the three-year period ending June 30, 2024 compared to the TSR of a selected peer group (payout may be reduced if PAA’s absolute TSR is negative); and

(c)	Tranche 3, consisting of 25% of the number of phantom units granted (assuming 100% payout at target), will potentially vest on the August 2024 distribution date at a scaled payout range of between 0% to 200% based on PAA achieving cumulative distributable cash flow per common unit equivalent of $6.00 over the three-year period ending June 30, 2024 (with such payout being subject to adjustment by plus or minus 50 gross percentage points (subject to a cap of 200%) based on the extent to which PAA achieves a leverage ratio as of June 30, 2024 that is less than or greater than, respectively, the target leverage ratio for such date assumed in PAA's long term plan as of August 2021, plus or minus .15x, as applicable).

The phantom units include tandem distribution equivalent rights (“DERs”) that vest as follows: (a) DERs associated with Tranche 1 will accrue for the first year and such accrued amount will be paid in cash in a lump sum on the August 2022 distribution date; beginning in November 2022, DERs associated with Tranche 1 will be paid quarterly until the related phantom units vest; and (b) DERs associated with Tranches 2 and 3 will accrue during the three-year vesting period and will be paid in cash in a lump sum on the August 2024 distribution date with respect to the number of phantom units, if any, that vest on such date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINS ALL AMERICAN PIPELINE, L.P.

Date: August 25, 2021	By:	PAA GP LLC, its general partner

	By:	Plains AAP, L.P., its sole member

	By:	Plains All American GP LLC, its general partner

	By:	/s/ Richard McGee
		Name:	Richard McGee
		Title:	Executive Vice President

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